EXHIBIT 10.6
Tenth Amendment to the
Sterling Chemicals, Inc.
Amended and Restated Hourly Paid Employees’ Pension Plan
          Whereas, Sterling Chemicals, Inc. (in its capacity as plan sponsor, the “Corporation”), currently maintains its Amended and Restated Hourly Paid Employees’ Pension Plan (as amended, the “Existing Plan”);
          Whereas, pursuant to Section 15.1 of the Existing Plan, the Corporation has the right to amend the Existing Plan in certain respects; and
          Whereas, the Corporation desires to cease benefit accruals under the Existing Plan effective as of July 1, 2007 and to provide for the payment of early retirement benefits to working Participants (as defined in the Existing Plan), as permitted under the Pension Protection Act of 2006, in each case, on the terms and as otherwise provided in this Tenth Amendment to Amended and Restated Hourly Paid Employees’ Pension Plan (this “Amendment”);
          Now, Therefore, the Existing Plan is hereby amended, effective as of May 1, 2007:
          Section 1. Amendment of Section 1. Section 1 of the Existing Plan is hereby amended by adding a new Section 1.8 thereto to read in its entirety as follows:
     1.8 Cessation of Benefit Accruals. Notwithstanding anything to the contrary contained herein, effective as of July 1, 2007, benefit accruals will cease for all participants, by computing their Monthly Retirement Income as of this date, as if they had terminated from Service on such date. No Benefit Service will be credited after July 1, 2007 and Final Average Pay will be computed on the earlier of the date the participant ceases employment or July 1, 2007. The amount determined as of July 1, 2007 shall be referred to as the “Frozen Benefit.” Each participant will continue to vest in his Frozen Benefit.
          Section 2. Amendment of Section 3.3 of the Existing Plan. Section 3.3 of the Existing Plan is hereby amended to read in its entirety as follows:
     0.1 Early Retirement Date. “Early Retirement Date” means:
(a)	for a participant who elects to commence payments while he continues in employment with his Employer before his Normal Retirement Date, the first day of the month following the later of (i) the month in which he has both attained age 62 years and is vested pursuant to Section 2.2 or (ii) the month in which he makes written application for an early retirement benefit; or

(b)	for a participant who does not elect to commence payments while he continues in employment with his Employer, the first day of the month following the later of (i) the month in which he has both attained age 55 years and is vested pursuant to Section 2.2 or (ii) the month in which he makes written application for an early retirement benefit.
          Section 3. Amendment of Section 4.4 of the Existing Plan. Section 4.4 of the Existing Plan is hereby amended by adding a new paragraph at the end thereof to read in its entirety as follows:
If an eligible participant elects to receive his Monthly Retirement Income while continuing to be employed by his Employer, as permitted under Section 3.3, the amount of the benefit payable to the participant shall be determined in accordance with the provisions of this Section based upon the participant’s age and years of Service as of his Early Retirement Date. The amount of such benefit shall not be adjusted during the term of the participant’s employment.
          Section 4. Amendment of Section 10 of the Existing Plan. Section 10 of the Existing Plan is hereby amended by adding a new Section 10.3 thereto to read in its entirety as follows:
     10.3 Election Under Section 3.3(1). Any election to commence payments on an Early Retirement Date under section 3.3(a) will not be considered to be reemployment under this Section 10 and a participant who makes such election will not have his Monthly Retirement Income suspended in accordance with Section 10.
          Section 5. Effect of Amendments. Except as amended and modified by this Amendment, the Existing Plan shall continue in full force and effect. The Existing Plan and this Amendment shall be read, taken and construed as one and the same instrument. This Amendment shall supersede any provisions of the Existing Plan to the extent those provisions are inconsistent with the provisions of this Amendment. Upon the effectiveness of this Amendment, each reference in the Existing Plan to “this Plan” or “the Plan” shall mean and be a reference to the Existing Plan as amended hereby.
          Section 6. Binding Effect. This Amendment shall inure to the benefit of, and shall be binding upon the Employers (as defined in the Existing Plan) and their successors and assigns and upon the participants in the Existing Plan and their respective heirs, executors, personal representatives, administrators, successors and assigns.
          Section 7. Severability. Should any clause, sentence, paragraph, subsection or Section of this Amendment be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Amendment, and the part or parts of this Amendment so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom as if such stricken part or parts had never been included herein.
          Section 8. Governing Law. To The Extent Not Superseded By The Laws Of The United States, This Amendment Shall Be Construed and Enforced in Accordance With, and the Rights of the Parties Shall Be Governed By, the Internal Laws of the State of Texas, Without Reference to Principles of Conflicts of Law.

          In Witness Whereof, the Corporation has caused this Amendment to be duly executed in its name and on its behalf by its proper officer thereunto duly authorized effective as of July 1, 2007.

Sterling Chemicals, Inc.
/s/ Richard K. Crump
Richard K. Crump, President and Chief
Executive Officer